                                  EXHIBIT 10.78
                                 AMENDMENT NO. 4
                               TO CREDIT AGREEMENT

     This AMENDMENT NO. 4 TO CREDIT  AGREEMENT (this  "Amendment No. 4") is made and  entered  into  as of  the 8 day  of  September,  2005  by  and  among  HOME
PROPERTIES,  L.P., f/k/a Home Properties of New York, L.P. (the "Borrower"), the
LENDERS  party  hereto  and   MANUFACTURERS   AND  TRADERS  TRUST  COMPANY,   as
Administrative Agent (in such capacity, the "Administrative  Agent") for each of the lenders  (the  "Lenders")  now or  hereafter  party to the Credit  Agreement referenced below.

                                R E C I T A L S:

     A. The Borrower, the Administrative Agent,  Manufacturers and Traders Trust
Company  ("M&T") and Citizens Bank of Rhode Island  ("CBRI")  entered into a
Credit  Agreement  dated as of August 23,  1999 (the "1999  Credit  Agreement"),
pursuant  to which the  Lenders  agreed to make  certain  revolving  credit  and letters of credit facilities available to the Borrower.

     B. On July 12, 2000,  M&T  assigned to Chevy Chase Bank,  FSB ("CCB") a portion of its Commitment  which  constituted  15% of all  Commitments and loans previously made pursuant thereto.

     C. The Borrower,  the Administrative  Agent,  M&T, CBRI and CCB entered into  Amendment  No. 1 to  Credit  Agreement,  dated as of  September  6,  2000,
("Amendment  No. 1")  pursuant to which  certain  amendments  to the 1999 Credit
Agreement were made.

     D. The Borrower,  the Administrative  Agent,  M&T, CBRI and CCB entered into  Amendment  No. 2 to  Credit  Agreement,  dated  as of  September  1,  2002
("Amendment  No. 2") pursuant to which  certain  further  amendments to the 1999
Credit Agreement as amended by Amendment No. 1 were made.

     E. On April 1, 2003,  M&T assigned to Comerica Bank ("CB") a portion of its Commitment  which  constituted  17.39130435%  of all  Commitments  and loans previously made pursuant thereto.

     F. The  Borrower,  the  Administrative  Agent,  M&T,  CBRI , CCB and CB
entered  into  Amendment  No. 3 to Credit  Agreement,  dated as of April 1, 2004
("Amendment  No. 3") pursuant to which  certain  further  amendments to the 1999
Credit  Agreement as amended by Amendment  No. 1 and  Amendment No. 2 were made.
The 1999  Credit  Agreement  as amended by  Amendment  No. 1,  Amendment  No. 2,
Amendment No. 3 and as hereby amended and as from time to time further  amended, supplemented,  modified,  replaced or restated is hereinafter referred to as the
"Credit Agreement."

     F. Borrower has requested the Lenders to further amend the Credit Agreement as provided herein and subject to the terms and conditions set forth herein, and the  Required  Lenders  are willing to amend the Credit  Agreement  as set forth herein.  Amendments made by Amendment No. 1, Amendment No. 2 and Amendment No. 3 are  hereinafter  restated with any further  modification  or amendments made by this Amendment No. 4.

                              P R O V I S I O N S:

     NOW,  THEREFORE,  in  consideration of any prior extension of credit by the
Lenders to Borrower,  and/or in consideration of the Lenders having entered into the Credit Agreement with Borrower,  and in consideration of the mutual promises set forth below, Borrower,  Administrative Agent and the Lenders hereby agree as follows:

     1. Definitions.  The term "Credit Agreement" as used herein and in the Loan
Documents shall mean the Credit  Agreement as hereby amended and modified.  This
Amendment  No. 4 is a cumulative  amendment  entirely  replacing  and  restating previous amendments.  Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     2. Amendment Effective Date. This Amendment No. 4 shall be effective on the later of September 8,  2005 or the first date that the  following  conditions have been satisfied (the "Effective Date"):

     2.1  The  Administrative   Agent  shall  have  received  a  fully  executed
counterpart  of this  Amendment  No. 4 from the  Lenders,  the  Borrower and the
Company  and the  fully  executed  Notes  dated as of the date  hereof  from the
Borrower.

     2.2 The  Administrative  Agent shall have received an opinion of counsel to the Borrower and the Company  acceptable to it in its sole  discretion  and such other  certificates,  instruments and other writings  pertaining to the Borrower and the Company as it shall require in connection herewith.

     2.3 The  Administrative  Agent shall have received  payment in  immediately available  funds of any and all fees  agreed to  between  the  Borrower  and the
Administrative   Agent  and  all   out-of-pocket   expenses   incurred   by  the
Administrative  Agent  in  connection  with  the  preparation,  negotiation  and execution of this Amendment No. 4 and related documents.

     3. Amendment of Certain Provisions of the Credit Agreement.  Subject to the
terms and conditions set forth herein, the Credit Agreement is hereby amended as set forth below:

     3.1 Section  1.01 of the Credit  Agreement  is hereby  amended to amend and restate in their respective entireties the definitions of "Alternate Base Rate,"
"Applicable   Eurodollar  Margin,"   "Borrower,"  "Capital  Expenditure  Reserve
Amount," "Commitment,"  "Company," "Fixed Charges," "Maturity Date," "Management
Company," "Maximum  Availability,"  "Prime Rate," "Required Lenders," "Statutory
Reserve  Rate," "Total  Property  Value,"  "Total  Value," and "Type" to read as follows:

     "Alternate  Base Rate"  means,  for any day, a rate per annum  equal to the greatest of (a) the Prime Rate in effect on such day and (b) the  Federal  Funds
Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate
Base Rate due to a change in the Prime Rate or the Federal Funds  Effective Rate
shall be effective  from and including the effective  date of such change in the
Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Eurodollar Margin" means, as of any date of determination,  the percentage set forth below under the  appropriate  heading  corresponding  to an
"implied" or  "corporate"  rating as rated by Fitch IBCA ("Fitch  IBCA")  and/or
S&P (the "S&P Rating") and/or Moody's (the "Moody's Rating" and, each of the Fitch IBCA,  S&P Rating and the Moody's  Rating  referred to herein as a
"Rating").

           Rating Service Rating      Applicable Eurodollar Margin

                  BBB+                     62.5 basis points
                  BBB                      75.0 basis points
                  BBB-                     87.5 basis points

     The Administrative  Agent shall determine the Applicable  Eurodollar Margin from time to time in accordance with the above table and notify the Borrower and the Banks of such determination from time to time.

     In the event the  Borrower is Rated by two Rating  Services  and there is a different Rating between the two Rating Services,  the lower Rating from the two
Rating Services shall be used to determine the Applicable  Eurodollar Margin. In the event the  Borrower  is Rated by more than two  Rating  Services,  the lower
Rating,  of the two highest  Ratings,  shall be used to determine the Applicable
Eurodollar  Margin.  In the event the Rating by any Rating Service is not in the
BBB range,  the Applicable  Eurodollar  Margin shall be (i) 62.5 basis points if the Rating is above BBB+ or (ii) 125 basis points if the Rating is below BBB-.

     In the event the Borrower ceases to be Rated by any Rating Service,  a Rate equivalent to the most recent Rating of the Borrower by any Rating Service shall be used to determine the Applicable Eurodollar Margin.

     Any necessary  adjustment in the Applicable  Eurodollar  Margin pursuant to the terms  hereof,  shall  become  effective  immediately  upon any  change in a
Rating.

          "Borrower"   means  Home   Properties,   L.P.,   a  New  York  limited
     partnership.

          "Capital  Expenditure Reserve Amount" means, for any period, an amount equal to (i) $300  multiplied by the number of apartment units contained in all Projects multiplied by (ii) a fraction, the numerator of which is equal to the number of days in such period and the  denominator of which is equal to 365.

          "Commitment"  means,  with respect to each Lender,  the  commitment of such  Lender to make  Revolving  Loans  and to  acquire  participations  in
     Letters  of  Credit  hereunder,  expressed  as an amount  representing  the maximum  aggregate  amount  of  such  Lender's  Revolving  Credit  Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased  from time to time pursuant to assignments  by or to such  lender  pursuant to Section  9.04.  The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the
     Assignment and Acceptance  pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders'
     Commitments  is  $140,000,000.  Provided that no Event of Default under the
     Credit  Agreement  has  occurred,  the  Borrower  may  request on or before
     September  1, 2007 that the Lenders  increase the  aggregate  amount of the
     Lenders' Commitments to an amount not exceeding  $190,000,000.  No increase will be effective unless a Lender gives its written consent to increase its
     Commitment  and a new  Note  in  the  increased  amount  of  such  Lender's
     Commitment  is  executed  in  favor  of the  Lender  and  delivered  to the
     Administrative  Agent for the  account of such  Lender.  The  decision of a
     Lender  to  increase  its  Commitment  will  be in its  sole  and  absolute discretion.

          "Company" means Home Properties, Inc., a Maryland corporation.

          "Fixed Charges" means,  with respect to any fiscal period,  the sum of
     (i)  Total  Interest  Expense  and  (ii)  the  aggregate  of all  scheduled principal  payments on Indebtedness made or required to be made during such fiscal  period  for the  Consolidated  Businesses  (but  excluding  balloon payments of principal due upon the stated maturity of an Indebtedness)  and
     (iii) the  aggregate  of all  dividends  declared and payable on any of the
     Company's, the Borrower's or any of their Subsidiaries' preferred stock, or preferred  partnership  units, as the case may be. The Lenders  acknowledge that certain  convertible  preferred  issues were previously  excluded from this  definition and agree to review,  at the request of the Borrower,  any future convertible preferred issues for similar consideration.

          "Management Company" means Home Properties  Management,  Inc. and Home
     Properties  Resident  Services,  Inc., both Maryland  corporations of which
     100% of the issued and  outstanding  capital stock is and shall continue to be owned, beneficially and of record, by the Borrower.

          "Maturity  Date"  means  September  1, 2008,  unless (i) the  Borrower advises  the  Administrative  Agent on or before June 1, 2008 in writing of its desire to extend the Maturity  Date and pays the  Administrative  Agent for the account of each Lender an extension fee (the "Extension Fee") equal to 0.08% of each  Lender's  Commitment  and (ii)  there  exists no Event of
     Default under the Credit  Agreement or any of the other Loan Documents,  in which case  "Maturity  Date" means  September 1, 2009.  Upon  payment,  the
     Extension Fee shall be fully earned and non-refundable.

          "Maximum  Availability"  means the  aggregate  amount of the  Lenders'
     Commitments.

          "Prime Rate" means the rate of interest per annum  publicly  announced from time to time by  Manufacturers  and Traders Trust Company as its prime rate in effect at its principal office; each change in the Prime Rate shall be effective from and including the date such change is publicly  announced as being effective.

          "Required Lenders" means, at any time, Lenders having Revolving Credit
     Exposures and unused  Commitments  representing  at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Statutory  Reserve  Rate" means a fraction  (expressed as a decimal), the  numerator of which is the number one and the  denominator  of which is the number  one minus the  aggregate  of the  maximum  reserve  percentages
     (including  any  marginal,  special,  emergency or  supplemental  reserves)
     expressed as a decimal established by the Board to which the Administrative
     Agent is subject with respect to the Adjusted LIBO Rate,  for  eurocurrency funding (currently referred to as "Eurocurrency  Liabilities" in Regulation
     D of the Board).  Such reserve  percentages  shall  include  those  imposed pursuant  to such  Regulation  D.  Eurodollar  Loans  shall  be  deemed  to
     constitute   eurocurrency  funding  and  to  be  subject  to  such  reserve requirements  without  benefit of or credit for  proration,  exemptions  or offsets  that may be  available  from time to time to any Lender under such
     Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted  automatically on and as of the effective date of any change in any reserve percentage.

          "Total  Property  Value"  means,  as of any date,  the sum of (i) with respect to all Eligible  Projects which have been owned by the Borrower for not less than four full consecutive calendar quarters,  as of the first day of each  fiscal  quarter for the  immediately  preceding  consecutive  four calendar  quarters,  an  amount  equal to  Adjusted  NOI  relating  to such
     Eligible  Project for such period divided by an annual  interest rate equal to 7.75% and (ii) with  respect to all  Eligible  Projects  which have been owned  by the  Borrower  for  less  than  four  full  consecutive  calendar quarters,  an amount equal to the cost of acquiring such Eligible  Projects less reasonable and customary transaction costs incurred in connection with such acquisition.

          "Total Value"  means,  as of any date,  the sum of (i) Total  Property
     Value  for all  Eligible  Projects;  (ii)  an  amount  equal  to 75% of all investments  in notes  secured by  mortgages  on the Property of any Person
     (including  Affiliates);  (iii) unrestricted  Permitted  Investments of the
     Consolidated  Businesses;  (iv) an  amount  equal  to 75% of Book  Value of undeveloped land and Projects on which construction is in progress, up to a maximum of 10% of Total Value  before  including  the amount of Total Value derived  from  this  clause  (iv);  and (v)  Borrower's  pro rata  share of investments in Real Property not constituting Eligible Projects,  valued at the lower of cost or the value specified in clauses (i) through (v) above.

          "Type"  when used in  reference  to any Loan or  Borrowing,  refers to whether the rate of interest on such Loan, or on the Loans  comprising such
     Borrowing,  is  determined  by reference  to the Adjusted  LIBO Rate or the
     Alternate Base Rate.

     3.2 Section 1.01 of the Credit  Agreement is further  amended (i) to delete in their respective  entireties the following  definitions:  "Adjusted  EBITDA,"
"Assessment  Rate," "Base CD Rate," "Money  Market," "Money Market Loan Maturity
Date," "Money Market Rate," "Restricted  Payment" and "Three-Month  Secondary CD
Rate" and (ii) to insert the following new definitions:

          "Annual Facility Fee Rate" means, as of any date of determination, the percentage set forth below under the appropriate  heading  corresponding to the Rating Service Rating

          Rating Service Rating                Annual Facility Fee

                   BBB+                        12.5 basis points
                   BBB                         15.0 basis points
                   BBB-                        17.5 basis points

     The Administrative  Agent shall determine the Annual Facility Fee Rate from time to time in accordance  with the above table and notify the Borrower and the
Lenders of such determination from time to time.

     In the event the  Borrower is Rated by two Rating  Services  and there is a different Rating between the two Rating Services,  the lower Rating from the two
Rating  Services shall be used to determine the Annual Facility Fee Rate. In the event the Borrower is Rated by more than two Rating Services,  the lower Rating, of the two highest  Ratings,  shall be used to determine the Annual Facility Fee
Rate. In the event the Rating by any Rating Service is not in the BBB range, the
Annual  Facility  Fee Rate shall be (i) 12.5 basis points if the Rating is above
BBB+; or (ii) 25 basis points if the Rating is below BBB-.

     In the event the Borrower ceases to be Rated by any Rating Service,  a Rate equivalent to the most recent Rating of the Borrower by any Rating Service shall be used to determine the Annual Facility Fee Rate.

     Any necessary  adjustment  in the Annual  Facility Fee Rate pursuant to the terms hereof, shall become effective immediately upon any change in a Rating.

          "Rating  Service"  means  Fitch  IBCA  Rating or any other  nationally recognized, independent, securities rating service acceptable to the Agent.

          "Total  Unencumbered Value" means, as of any measurement date, the sum of (i) with respect to all Unencumbered  Eligible  Projects which have been owned by the Borrower,  as of the measurement  date, for not less than four
     (4) full consecutive calendar quarters, an amount equal to Adjusted NOI for such Unencumbered  Eligible Project for the immediately  preceding four (4)
     consecutive calendar quarters as of the measurement date, divided by 7.75%;
     (ii) with respect to all  Unencumbered  Eligible  Projects  which have been owned by the  Borrower  for less  than four (4) full  consecutive  calendar quarters  as of the  measurement  date,  an  amount  equal  to the  cost of acquiring such Unencumbered Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition and (iii) an amount equal to 75% of Book Value of undeveloped land and Projects on which construction is in progress,  up to a maximum of 10% of Total  Unencumbered
     Value before including the amount of Total  Unencumbered Value derived from this  clause  (iii).  The  sum of (i)  and  (ii)  shall  never  fall  below
     $100,000,000.

          "Unsecured  Indebtedness"  means, for any applicable  period,  without duplication,  (a) all  obligations  for  borrowed  money or advances of any kind, (b) all obligations evidenced by bonds, debentures,  notes or similar instruments,  and (c) all  obligations  upon  which  interest  charges  are customarily paid, that are not secured by a Lien.

     3.3  Section  2.02 and  Section  2.03 of the  Credit  Agreement  are hereby deleted in their respective entireties and replaced with the following:

     SECTION 2.02 Loans and Borrowings.

     (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders  ratably in accordance  with their  respective  Commitments.  The failure  of any  Lender  to make any Loan  required  to be made by it shall  not relieve  any  other  Lender  of its  obligations  hereunder,  provided  that the
Commitments  of the Lenders are several and no Lender shall be  responsible  for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.12, each Borrowing shall be comprised  entirely of
ABR  Loans or  Eurodollar  Loans  as the  Borrower  may  request  in  accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic  or  foreign  branch or  Affiliate  of such  Lender to make such  Loan;
provided that any exercise of such option shall not affect the obligation of the
Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the  commencement of each Interest  Period for any Eurodollar  Loan, such Loan shall be in an aggregate  amount that is not less than  $2,500,000 and
$250,000  increments in excess thereof.  At the time that each ABR Loan is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $
100,000 and not less than $  1,000,000;  provided  that an ABR Loan may be in an aggregate  amount  that is equal  to the  entire  unused  balance  of the  total
Commitments  or  that  is  required  to  finance  the  reimbursement  of  an  LC
Disbursement  as contemplated  by Section  2.04(e).  Borrowings of more than one
Type may be outstanding  at the same time;  provided that there shall not at any time be more than a total of ten Eurodollar Loans outstanding.

     (d) Notwithstanding  anything herein to the contrary,  at no time shall the aggregate Revolving Credit Exposure be greater than the Maximum Availability.

     (e)  Notwithstanding  any other provision of this  Agreement,  the Borrower shall not be  entitled  to  request,  or to elect to  convert or  continue,  any
Borrowing if the Interest Period  requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the  Administrative  Agent of such request by telephone  (a) in the case of a Eurodollar  Borrowing,  not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business
Day before the date of the proposed Borrowing;  provided that any such notice of an  ABR  Borrowing  to  finance  the  reimbursement  of  an LC  Disbursement  as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York
City time, on the date of the proposed Borrowing. Each such telephonic Borrowing
Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative  Agent of a written Borrowing Request in the form
of  Exhibit  D-1  attached   hereto,   or  such  other  form   approved  by  the
Administrative  Agent,  and signed by the  Borrower.  Each such  telephonic  and written Borrowing Request shall specify the following  information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar
     Borrowing;

          (iv) in the  case of a  Eurodollar  Borrowing,  the  initial  Interest
     Period to be applicable  thereto,  which shall be a period  contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the  Borrower's  account to which funds are to be disbursed,  which shall comply with the  requirements  of Section
     2.05.

If no election as to the Type of  Borrowing  is  specified,  then the  requested
Borrowing shall be a Eurodollar Borrowing with an Interest Period of one month's duration.  If no Interest  Period is  specified  with  respect to any  requested
Eurodollar  Borrowing,  then the  Borrower  shall be deemed to have  selected an
Interest  Period  of one  month's  duration.  Promptly  following  receipt  of a
Borrowing  Request in accordance  with this Section,  the  Administrative  Agent shall  advise  each  Lender of the  details  thereof  and of the  amount of such
Lender's Loan to be made as part of the requested Borrowing.

     3.4 Section  2.04(b)(i)  of the Credit  Agreement is hereby  deleted in its entirety and replaced with the following:

          (i) the LC Exposure shall not exceed $20,000,000

     3.5 Section 2.06 of the Credit  Agreement is hereby deleted in its entirety and replaced with the following:

     SECTION 2.06. Interest Elections.

     (a) Each Loan  initially  shall be of the Type  specified in the applicable
Borrowing  Request and, in the case of a Eurodollar  Loan, shall have an initial
Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Loan to a different Type or to continue such Loan and, in the case of a Eurodollar  Loan, may elect Interest Periods  therefor,  all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated  ratably among the Lenders holding the Loans  comprising such
Borrowing,  and the Loans  comprising  each such portion  shall be  considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the  Administrative  Agent of such  election  by  telephone  by the time  that a
Borrowing  Request  would be required  under  Section 2.03 if the Borrower  were requesting a Borrowing of the Type  resulting  from such  election to be made on the effective  date of such election.  Each such  telephonic  Interest  Election
Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different  options are being elected with respect to different  portions thereof,  the portions thereof to be allocated to each resulting  Borrowing
     (in which case the  information  to be specified  pursuant to clauses (iii)
     and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest
     Election Request, which shall be a Business Day;

          (iii) whether the  resulting  Borrowing is to be an ABR Borrowing or a
     Eurodollar Borrowing; and

          (iv)if the resulting Borrowing is a Eurodollar Borrowing, the Interest
     Period to be applicable thereto after giving effect to such election, which shall be a period  contemplated  by the  definition  of the term  "Interest
     Period."

If any such Interest  Election Request requests a Eurodollar  Borrowing but does not  specify  an  Interest  Period,  then the  Borrower  shall be deemed to have selected an Interest Period of one month's duration.

     (d)  Promptly  following  receipt  of an  Interest  Election  Request,  the
Administrative Agent shall advise each Lender of the details thereof and of such
Lender's portion of each resulting Borrowing.

     (e) If the Borrower  fails to deliver a timely  Interest  Election  Request with  respect  to a  Eurodollar  Loan  prior to the end of the  Interest  Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such  Interest  Period such Loan shall be  converted  to a Eurodollar
Loan  with an  Interest  Period of one  month's  duration.  Notwithstanding  any contrary provision hereof, if an Event of Default has occurred and is continuing and the  Administrative  Agent,  at the  request  of the  Required  Lenders,  so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding  Loan may be converted to or continued as a Eurodollar Loan and (ii)
unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.

     3.6  Section  2.09(b)  of the  Credit  Agreement  is hereby  deleted in its entirety and replaced with the following:

     (b) The  Borrower  shall  notify  the  Administrative  Agent  by  telephone
(confirmed  by  telecopy)  of  any  prepayment  hereunder  (i) in  the  case  of prepayment of a Eurodollar  Loan, not later than 11:00 a.m., New York City time, three  Business  Days  before  the  date of  prepayment  or (ii) in the  case of prepayment of an ABR Loan,  not later than 11:00 a.m.,  New York City time,  one
Business  Day  before  the  date  of  prepayment.  Each  such  notice  shall  be irrevocable  and shall specify the prepayment  date and the principal  amount of each Borrowing or portion  thereof to be prepaid;  provided that, if a notice of prepayment is given in connection  with a conditional  notice of  termination of the  Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such  notice of  termination  is  revoked in  accordance  with
Section 2.07.  Promptly following receipt of any such notice relating to a Loan, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial  prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Loan of the same Type as provided  in Section  2.02.
Each  prepayment of a Loan shall be applied ratably to the Loans included in the prepaid  Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

     3.7  Section  2.10 and  Section  2.11 of the  Credit  Agreement  are hereby deleted in their respective entireties and replaced with the following:

     SECTION 2.10. Fees.

     (a) On the  date  of  this  Amendment  No.  4,  Borrower  shall  pay to the
Administrative  Agent for the account of each Lender a  commitment  fee equal to
0.125%  of  each   Lender's   Commitment,   which  shall  be  fully  earned  and
non-refundable.

     (b) Borrower agrees to pay to the  Administrative  Agent for the account of each Lender,  an annual  facility fee,  which as of the  measurement  date shall accrue at a rate per annum  based on the Annual  Facility  Fee Rate.  The annual facility fee shall be the product of the  Commitment  of such Lender  during the period from and including the Effective  Date to but excluding the date on which such Commitment  terminates and the Annual Facility Fee Rate;  provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates,  then such annual facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its  Commitment  terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued annual facility fees shall be payable in arrears on the last day of March, June,  September and December of each year and on the date on which the Commitments terminate,  commencing on the first  such  date to occur  after  the date  hereof,  provided  that any  annual facility fees accruing after the date on which the  Commitments  terminate shall be payable on demand. All annual facility fees shall be computed on the basis of a year of three  hundred  sixty  (360) days and shall be payable  for the actual number of days elapsed (including the first day but excluding the last day). Any necessary  adjustment  in the annual  facility fee pursuant to the terms hereof, shall become effective immediately upon any change in a Rating.

     (c) Upon the issuance of each Letter of Credit,  the Borrower agrees to pay to the  Lender  an  issuance  fee.  If the  requested  Letter of Credit is for a duration of one year,  the issuance fee shall be equal to .9% of the face amount of the  Letter of Credit,  which  Letter of Credit fee shall also be due on each anniversary  date of the  issuance of the Letter of Credit (or any  extension or renewal  thereof),  so long as the Letter of Credit (or any extension or renewal thereof),  remains  outstanding.  If the  requested  Letter  of  Credit is for a duration  of less  than  one  year,  the  issuance  fee  shall  be equal to .9%, pro-rated  to the  nearest  1/12 of a year,  of the face amount of the Letter of
Credit.  Notwithstanding  the above,  in no case shall the  issuance fee be less than the  greater of $400.00  or1/2% of the face amount of the Letter of Credit.
Upon the issuance of each Letter of Credit (and upon each anniversary thereof so long as the Letter of Credit  remains  outstanding),  the  issuance fee shall be payable in full and shall be fully  earned and  non-refundable.  Borrower  shall also pay to the Lender the Lender's standard fees with respect to the amendment, renewal  or  extension  of any  Letter  of Credit  and  processing  of  drawings thereunder.

     (d) The Borrower  agrees to pay to the  Administrative  Agent,  for its own account,  fees  payable in the amounts and at the times  separately  agreed upon between the Borrower and the Administrative Agent.

     (e)  All  fees  payable  hereunder  shall  be  paid on the  dates  due,  in immediately  available  funds,  to the  Administrative  Agent (or to the Issuing
Bank,  in the  case of fees  payable  to it) for  distribution,  in the  case of facility fees and  participation  fees,  to the Lenders.  Fees paid shall not be refundable  under  any  circumstances.  Upon its  receipt  of fees to which  the
Lenders are entitled, the Administrative Agent shall promptly remit such fees to the Lenders as provided herein.

     SECTION 2.11. Interest.

     (a) The Loans  comprising  each ABR  Borrowing  shall bear  interest at the
Alternate  Base Rate,  which rates are subject to change  without  notice to the
Borrower as specified in the definition of Alternate Base Rate.

     (b) The Loans  comprising each Eurodollar  Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Eurodollar Margin.

     (c) [intentionally omitted].

     (d) Notwithstanding  the foregoing,  if any principal of or interest on any
Loan or any fee or other amount  payable by the  Borrower  hereunder is not paid when due,  whether at stated  maturity,  upon  acceleration  or otherwise,  such overdue amount shall bear interest,  after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise  applicable to such Loan as provided in the preceding  paragraphs of this  Section  or (ii) in the  case of any  other  amount,  2% plus  the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (e)  Accrued  interest  on each Loan  shall be  payable  in arrears on each
Interest  Payment Date for the  immediately  preceding  calendar  month and upon termination  of the  Commitments;  provided that (i) interest on any  Eurodollar
Loan  shall be paid at the end of each  Interest  Period  but in no  event  less frequently than every three months,  (ii) interest accrued pursuant to paragraph
(d) of this Section  2.11 shall be payable on demand,  (iii) in the event of any repayment or prepayment of any Loan,  accrued  interest on the principal  amount repaid or prepaid  shall be payable on the date of such  repayment or prepayment and (iv) in the event of any conversion of any Eurodollar  Loan prior to the end of the current Interest Period therefor,  accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest  hereunder shall be computed on the basis of a year of 360 days,  except that  interest  computed by reference to the  Alternate  Base Rate shall  be  computed  on the  basis  of a year of 365 days (or 366 days in a leap year),  and in each case shall be payable for the actual  number of days elapsed
(including the first day but excluding the last day).  The applicable  Alternate
Base Rate,  Adjusted  LIBO Rate and Money Market Rate shall be determined by the
Administrative Agent, and such determination shall be conclusive absent manifest error.

     3.8 Section 5.08(a) and Section 5.08(g) of the Credit  Agreement are hereby deleted in their respective entireties and replaced with the following:

     (a) Acquisition of residential  housing  Projects similar to and consistent with the  types  of  Projects  owned  and/or  operated  by the  Borrower  on the
Effective Date.

     (g) Working capital needs of the Borrower.

     3.9 Section 6.01 of the Credit  Agreement is hereby deleted in its entirety and replaced with the following:

     SECTION 6.01.

     (a)  Indebtedness and Other Financial  Covenants.  Neither the Borrower nor
any of its Subsidiaries  shall directly or indirectly create,  incur,  assume or otherwise  become or remain  directly or  indirectly  liable with respect to any
Indebtedness,  except  that the  Borrower  and/or its  Subsidiaries  may create, incur,  assume or otherwise become or remain directly or indirectly  liable with respect to any Indebtedness to the extent that Total  Outstanding  Indebtedness, would  not  exceed  (i)  62.5% of Total  Value,  or (ii) in the case of  Secured
Indebtedness of the Consolidated Businesses, 60% of Total Value, or (iii) in the
case of Recourse  Secured  Indebtedness of the Consolidated  Businesses,  35% of
Total  Value,  or (iv) in the case of Adjusted  Recourse  Secured  Indebtedness,
12.5% of Total Value. Notwithstanding anything to the contrary herein contained, in no event shall (x) the aggregate amount of completion guarantees with respect to Projects at any time exceed 15% of Total Value and (y) the  aggregate  amount of Low Income Housing Credit Program Guarantees at any time exceed $11 million.

     (b) Minimum  Equity  Value.  The Equity Value shall at no time be less than
$270,800,000.00,  plus  an  amount  equal  to 85% of all Net  Offering  Proceeds received by the Company after July 6, 1998.

     (c) Minimum  Consolidated  Interest  Coverage Ratio. As of the first day of each calendar quarter for the immediately  preceding four  consecutive  calendar quarters,  the ratio of EBITDA to Total  Interest  Expense for such period shall not be less than 2.0 to 1.0.

     (d) Minimum Unsecured  Interest Coverage Ratio. As of the first day of each calendar  quarter  for  the  immediately  preceding  four  consecutive  calendar quarters,  the ratio of Adjusted  Unencumbered NOI to Unsecured Interest Expense
shall not be less than 1.65 to 1.0.

     (e)  Total  Unencumbered   Value.  At  no  time  shall  (i)  the  Unsecured
Indebtedness be greater than 60% of the Total Unencumbered Value, (ii) the Total
Unencumbered Value be less than $100,000,000 or (iii) the Unencumbered  Eligible
Projects  consist of less than ten (10)  Eligible  Projects.

     (f)  Minimum  Fixed  Charge  Coverage  Ratio.  As of the  first day of each calendar  quarter  for  the  immediately  preceding  four  consecutive  calendar quarters,  the ratio of Adjusted NOI to Fixed Charges shall not be less than 1.6 to 1.0.

     (g) Maximum  Availability.  The Revolving  Credit Exposure shall not at any time  exceed  the  Maximum  Availability.  If at any time the  Revolving  Credit
Exposure exceeds the Maximum Availability, the Borrower shall immediately prepay a portion  of the Loan in an amount  equal to such  excess  as  provided  for in
Section 2.09(d).

     (h) Minimum Occupancy Level for Unencumbered  Eligible Projects.  As of the
first  day  of  each  calendar  quarter  for  the  immediately   preceding  four
consecutive  calendar  quarters,  the weighted  average  economic  occupancy for
Unencumbered  Eligible  Projects  shall not be less than 80% with the  exception that each  individual  project  within the definition of  Unencumbered  Eligible
Projects  shall have an occupancy  level of not less than 75%. If the  occupancy level of an  individual  project falls below 75%, a  capitalization  rate of 10%
will be used to  determine  the value of the  individual  Unencumbered  Eligible
Project.  Borrower will include a schedule of occupancy  levels of  Unencumbered
Eligible Projects within its Quarterly Compliance Certificates.

     3.10 Section 9.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     SECTION   9.01.   Notices.   Except  in  the  case  of  notices  and  other
communications  expressly  permitted to be given by  telephone,  all notices and other  communications  provided  for  herein  shall be in  writing  and shall be delivered  by  hand  or  overnight  courier  service,  mailed  by  certified  or registered mail, return receipt requested, or sent by telecopy, as follows:

     (a) if to the Borrower,  to it at 850 Clinton Square,  Rochester,  New York
14604,  Attn: David P. Gardner (Telecopy No.  585-232-3147),  with a copy to the
Borrower  at  the  same  address,   Attention:  Gerald  B.  Korn  (Telecopy  No.
585-232-3147);

     (b) if to the  Administrative  Agent,  to  Manufacturers  and Traders Trust
Company,  255 East Avenue,  Rochester,  New York 14604,  Attn: Ms. Lisa Plescia,
Vice President, Telecopy No. 585-546-5363;

     (c) if to the Issuing Bank, to Manufacturers and Traders Trust Company, 255
East Avenue,  Rochester, New York 14604, Attn: Ms. Lisa Plescia, Vice President;
Telecopy No. 585-546-5363 and

     (d) if to any other Lender,  to it at its address (or telecopy  number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications  hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     3.11  Section  9.02(b) of the  Credit  Agreement  is hereby  deleted in its entirety and replaced with the following:

     (b) Neither this Agreement nor any provision hereof may be waived,  amended or modified  except  pursuant to an agreement or agreements  in writing  entered into by the  Borrower  and  the  Required  Lenders  or by the  Borrower  and the
Administrative  Agent with the prior  written  consent of the Required  Lenders;
provided that no such agreement  shall (i) increase the Commitment of any Lender without the written  consent of such Lender or, except as is otherwise set forth in this  Agreement,  increase the aggregate  amount of the Lenders'  Commitments without the written consent of all Lenders,  (ii) change the principal amount of any Loan or LC  Disbursement or reduce the rate of interest  thereon,  or reduce any fees payable hereunder,  without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC  Disbursement,  or any  interest  thereon,  or any  fees  payable hereunder,  or reduce  the  amount  of,  waive or excuse  any such  payment,  or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner  that would  alter the pro rata  sharing of  payments  required  thereby, without the written  consent of each Lender,  (v) release any stock or any other material  collateral  that may now or hereafter  secure amounts owing under this
Agreement or (vi) change any of the provisions of this Section or the definition of "Required  Lenders" or any other  provision  hereof  specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any  determination  or grant any  consent  hereunder,  without  the written consent of each Lender,  provided  further that no such  agreement  shall amend, modify or otherwise affect the rights or duties of the  Administrative  Agent or
the  Issuing  Bank   hereunder   without  the  prior  written   consent  of  the
Administrative Agent or the Issuing Bank, as the case may be.

     3.12 Schedules 2.01,  3.02, 3.04, 3.07 and 3.13 of the Credit Agreement are
replaced by the  corresponding  revised  schedules  that are made a part hereof, each such schedule being as of the Effective Date unless otherwise  specified in such schedule.

     4.  Representations  and Warranties.  In order to induce the Administrative
Agent  and the  Lenders  to enter  into  this  Amendment  No.  4,  the  Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

     4.1 The execution,  delivery and  performance by Borrower of this Amendment
No. 4 and the consummation of the transactions  contemplated  hereby, are within the Borrower's powers, have been duly authorized by all necessary action, and do not (i)  contravene  Borrower's  Partnership  Agreement,  (ii)  violate  any law
(including,  without  limitation,  the Securities  Exchange Act of 1934),  rule, regulation  (including,  without  limitation,  Regulation  X  of  the  Board  of
Governors of the Federal Reserve System),  order,  writ,  judgment,  injunction, decree,  determination or award applicable to the Borrower,  (iii) conflict with or result in the breach of, or constitute a default  under,  any contract,  loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its properties other than as specified in the Credit Agreement, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Borrower.

     4.2 Other than those that have already been  obtained and are in full force and effect,  or as would not  reasonably be expected to have a Material  Adverse
Effect,  no  authorization  or approval or other  action by, and no notice to or filing with, any  governmental  authority or regulatory  body or any other third party is required to be obtained by the Borrower for the due execution, delivery or performance by Borrower of this Amendment No. 4.

     4.3 This  Amendment  No. 4 has been  duly  executed  and  delivered  by the
Borrower.  This  Amendment No. 4 is the legal,  valid and binding  obligation of each party hereto, enforceable against the Borrower in accordance with its terms except as may be limited by bankruptcy, insolvency,  reorganization,  moratorium or  other  laws  relating  to or  limiting  creditors'  rights  or by  equitable principles generally.

     4.4 All of the Borrower's  representations and warranties  contained in the
Credit  Agreement are true and correct,  the Borrower is in compliance  with all the affirmative  covenants  contained in the Credit Agreement,  the Borrower has not violated any of the negative covenants contained in the Credit Agreement and no Event of Default has occurred under the terms of the Credit  Agreement and/or any of the Loan Documents.

     4.5 There has been no material  adverse change in the condition,  financial or  otherwise,  of the  Borrower  since  the date of the most  recent  financial reports of the  Borrower  received by the  Administrative  Agent and each Lender under Section 5.01 of the Credit Agreement.

     4.6 The business and properties of the Borrower are not, and since the most recent financial report of the Borrower received by the Administrative Agent and the  Lenders  under  Section  5.01  of the  Credit  Agreement,  have  not  been, materially  adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo,  riot,  activities  of armed  forces,  war or acts of God or the public enemy, or the cancellation or loss of any major contracts.

     5.  Attorneys'  Fees  and  Expenses.  The  Borrower  shall  pay  all of the
Administrative  Agent's and the  Lenders'  attorneys'  fees,  plus  expenses and disbursements,  incurred and to be incurred in connection with the  preparation, negotiation and execution of this Amendment No. 4.

     6.  Entire  Agreement.  This  Amendment  No. 4 as it amends the 1999 Credit
Agreement  sets forth the entire  understanding  and  agreement  of the  parties hereto in  relation  to the  subject  matter  hereof  and  supersedes  any prior negotiations  and agreements  among the parties relative to such subject matter.
No promise,  condition,  representation  or  warranty,  express or implied,  not herein set forth shall bind any party hereto,  and not one of them has relied on any such promise,  condition,  representation or warranties. Each of the parties hereto  acknowledges that, except as in this Amendment No. 4 otherwise expressly stated, no representations,  warranties or commitments, express or implied, have been made by any party to the  other.  None of the terms or  conditions  of this
Amendment  No.  4 may  be  changed,  modified,  waived  or  canceled  orally  or otherwise,  except as provided in the Credit Agreement. Upon the Effective Date,
Amendment No. 3 shall be superceded and replaced by this Amendment No. 4.

     7. Full Force and Effect of Credit Agreement. Except as hereby specifically amended,  modified,  waived or supplemented,  the Credit Agreement and all other
Loan  Documents  are hereby  confirmed  and  ratified in all  respects and shall remain in full force and effect according to their respective terms. The parties agree that each  reference in the Credit  Agreement  to "the Credit  Agreement",
"thereunder",  "thereof",  "therein"  or words of like import  referring  to the
Credit  Agreement  and each  referenced  in the Loan  Documents  to the  "Credit
Agreement" shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment No. 4.

     8.  Counterparts.  This  Amendment  No. 4 may be  executed in any number of counterparts,  each of which  shall be deemed an  original  as against any party whose signature appears thereon,  and all of which shall together constitute one and the same instrument.

     9.  Governing  Law.  This  Amendment No. 4 is governed by New York law. Any litigation  involving this Amendment No. 4, the Credit  Agreement,  the Notes or any other Loan Document shall,  at the  Administrative  Agent's sole option,  be triable  only  in  a  court  located  in  Monroe  County,  New  York.  BORROWER,
ADMINISTRATIVE  AGENT AND THE  LENDERS  PARTY  HERETO  WAIVE THE RIGHT TO A JURY
TRIAL IN ANY  LITIGATION IN WHICH  BORROWER,  AND  ADMINISTRATIVE  AGENT AND THE
LENDERS PARTY HERETO ARE PARTIES.  No other Person is a third party  beneficiary of this jury trial waiver.

     10.  Enforceability.  Should  any  one or more  of the  provisions  of this
Amendment No. 4 be determined to be illegal or  unenforceable  as to one or more of the parties hereto, all other provisions  nevertheless shall remain effective and binding on the parties hereto.

     11. Successors and Assigns.  This Amendment No. 4 shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Administrative
Agent,  and their  respective  successors,  assigns  and legal  representatives;
provided,  however,  that the Borrower,  without the prior consent of all of the
Lenders, may not assign any rights, powers, duties or obligations hereunder.

     12. Consent of Company. Home Properties, Inc., f/k/a Home Properties of New
York,  Inc., a Maryland  corporation,  by its execution and delivery  hereof (a)
consents and agrees to the  amendments to the Credit  Agreement set forth herein and (b) reaffirms its obligations set forth in the Guaranty.

     IN WITNESS  WHEREOF,  Borrower,  Agent and the Lenders  have  executed  and unconditionally  delivered this Amendment No. 4 all as of the day and year first above written.

                          HOME PROPERTIES, L.P.
                          By:  Home Properties, Inc.,
                                   its General Partner

                          By:      /s/ Gerald B. Korn
                          Name:    Gerald B. Korn
                          Title:   Vice President

                          MANUFACTURERS AND TRADERS
                            TRUST COMPANY, as Lender and as
                             Administrative Agent

                          By:      /s/ Lisa A. Plescia
                          Name:    Lisa A. Plescia
                          Title:   Vice President

                          CITIZENS BANK OF RHODE ISLAND

                          By:      /s/ Craig E. Schermerhorn
                          Name:    Craig E. Schermerhorn
                          Title:   Vice President

                          CHEVY CHASE BANK, FSB

                          By:      /s/ Sadhvi K. Subramanian
                          Name:    Sadhvi K. Subramanian
                          Title:   Vice President

                          COMERICA BANK

                          By:      /s/ Jessica L. Kempf
                          Name:    Jessica L. Kempf
                          Title:   Vice President

     The  undersigned  by its  execution  and  delivery  hereof (a) consents and agrees  to the  Amendment  No. 4 herein  and (ii)  ratifies  and  reaffirms  its obligations set forth in the Guaranty,  (iii)  acknowledges  and agrees that the
Guaranty is, and shall  continue to be, in full force and (iv),  except that, on and after the Amendment  Effective  Date, each reference in the Guaranty to "the
Credit Agreement",  "thereunder",  "thereof",  "therein" or words of like import referring  to the Credit  Agreement  shall mean and be a reference to the Credit
Agreement,  as amended and  otherwise  modified by Amendment No. 4. This Consent shall be governed by, and construed in accordance with, the laws of the State of
New York.

                            Home Properties, Inc.

                            By:      /s/ Gerald B. Korn
                            Name:    Gerald B. Korn
                            Title:   Vice President